Exhibit 99.2

California Water Service Group Proposal to Acquire SJW Group for $68.25 Per Share April 26, 2018

Forward-Looking Statements This presentation contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in Cal Water’s proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. Cal Water assumes no obligation to provide public updates of forward-looking statements. 2

Offer Summary 3 Transaction Details California Water Service Group (“Cal Water”) proposes to acquire San Jose Water Group (“SJW”) for $68.25 per share in cash Assumes SJW’s pending transaction with Connecticut Water Service, Inc. (“Connecticut Water” or “CTWS”) is terminated No financing contingency; proposal supported by highly confident letter Compelling Value for SJW Stockholders Transaction value of $1.9Bn, including SJW net debt (1) 20% premium to SJW’s closing stock price on April 25, 2018 and exceeds SJW’s all-time high closing stock price Substantial Financial Benefits Expected to be accretive to earnings Meaningful synergies expected Commitment to maintain strong investment grade rating Clear Strategic Rationale Creates a larger and stronger California-based water utility Adjoining service territories allow for seamless integration and operation of our combined systems Tangible Benefits to Other Stakeholders Meaningful cost savings to be shared with customers, with sharing of best practices across larger customer footprint Commitment to honor collective bargaining agreements and other employee arrangements Continued emphasis on environmental stewardship and serving local communities Net debt based on SJW Form 10-K, filed on February 27, 2018

Cal Water has had a long-standing interest in a combination with SJW and has reached out to the SJW Board numerous times over many years on a constructive, private basis Cal Water’s most recent efforts to initiate a dialogue began last September, when Cal Water made a formal private proposal to SJW at a substantial premium that was flatly rejected In March 2018, SJW announced an all-stock acquisition with Connecticut Water without contacting Cal Water in advance After the announcement of the Connecticut Water transaction, Cal Water has sent two letters to SJW’s Board proposing an all-cash acquisition of SJW for $68.25 per share, but SJW’s Board has not engaged and just informed us last night that the SJW Board rejected it on April 13, 2018 Cal Water Has Tried to Engage Privately with SJW for Many Years 4 September 18, 2017 Cal Water sends written proposal to SJW Board of Directors to acquire SJW 1 September 28, 2017 SJW announces appointment of Eric Thornburg, former President & CEO of CTWS, as new President and CEO of SJW 2 March 14, 2018 SJW and CTWS announce agreement to merge in all-stock transaction 3 April 4, 2018 Cal Water sends letter to SJW Board of Directors with an all-cash acquisition proposal for $68.25 pre share 4 April 17, 2018 Cal Water sends second letter reiterating its existing proposal 5 Oct 2 3 Apr 4 5 Sept 1 Nov Dec Jan Feb Mar May SJW Has Left Us With No Choice Other Than To Make Our Proposal Public So SJW Stockholders Can Evaluate It 6 April 25, 2018 SJW informs Cal Water that the SJW board rejected the proposal on April 13, 2018 6

Clear Strategic Rationale


WA
OR
CA
ID
NV
MT
WY
UT
AZ
NM
CO
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
Bay Area Service Territory
CWT States of Operation
SJW States of Operation
CWT Corporate Headquarters
SJW Corporate Headquarters

- Creates a larger and stronger California-based water utility that would be better able to meet the needs of the three million people our companies serve in the Western U.S., including ~1.4 million people in the San Francisco Bay Area
- Combined economies of scale and purchasing power will enable Cal Water to continue to invest efficiently in infrastructure
- Expect to achieve meaningful synergies, related to elimination of redundant public company costs, economies of scale in purchasing, and operating efficiencies
- Cal Water and SJW headquarters are located in same city:
  - Cal Water is very familiar with the SJW community, its priorities, and its decision-makers
  - Deep insight into many of the operational, water supply, water quality, and environmental sensitivities of SJW's system
- Adjoining service territories allow for seamless integration and operation of our combined systems

5

Substantial Financial Benefits to Cal Water Stockholders

- Combination enhances Cal Water's position as the nation's third largest regulated water utility by creating a company with:
  - Net income of $126 million
  - Total assets of $4.2 billion
  - Rate base of $1.9 billion
- Cal Water expects the transaction to be accretive to earnings, and we will provide additional detail following due diligence
- Continuing investment in rate base expected to drive long-term EPS growth and support steady growth in our dividend
  - Over the last five years, Cal Water has delivered a 182% total return to stockholders
- Transaction will provide increased scale, which will improve market access and liquidity
- Cal Water is firmly committed to maintaining a strong investment-grade credit rating

		SJW Group	Pro Forma
Aggregate Value ($Bn) [(1)]	$2.6	$1.6	$4.2
Connections	514,300	244,000	758,300
Rate Base ($Bn)	$1.1	$0.8	$1.9
Full-Time Employees	~1,200	~400	~1,600
States	CA, HI, NM, WA	CA, TX	CA, HI, NM, TX, WA
ROEs	9.20% - 10.10%	8.90% - 9.91%	8.90% - 10.10%

MAKING Good Things HAPPEN

Note: Unless otherwise noted, metrics based on public data as of December 31, 2017
(1) As of April 25, 2018

6

7 Tangible Benefits to Other Stakeholders Customer Benefits Meaningful cost savings to be shared with customers Economies of scale reduce cost per customer Recognized by J.D. Power, the American Water Works Association and the State of California for high-quality service Employee Commitment Additional opportunities for career development and mobility within the larger company No significant change to employee compensation / benefits in aggregate for an agreed-upon period of time Commitment to honor all of SJW’s existing collective bargaining agreements with no reduction in field and customer service union personnel Recognized by the Great Place to Work Institute and Bay Area News Group as a strong employer Serving Local Communities Continued commitment to actively support the communities both companies serve SJW’s customers to benefit from Cal Water’s emphasis on improving the quality of life in its communities Proven track record of working successfully with the State of California and community leaders Donated to more than 320 local community organizations in 2017 Environmental Stewardship Ability to bolster key programs such as conservation, affordability, sustainability and environmental protection in our communities, and assistance to neighboring disadvantaged communities lacking access to safe and reliable water Improving water quality and environmental stewardship are key pillars in Cal Water’s strategy Operational Excellence Better service through increased operational efficiencies, additional resources, award-winning customer service, and leading-edge information technology Combined company would commit to continue to invest at levels consistent with or exceeding each company’s prior levels of annual capital investment Cal Water invested $259.2 million in our water and wastewater systems in 2017 Cal Water’s Commitment Cal Water’s Track Record Cal Water has a reputation for excellence and is committed to delivering those benefits and opportunities to SJW’s broader stakeholders

We believe SJW’s stockholders will view our proposal as more compelling than the Connecticut Water transaction, and we hope that SJW’s Board will elect to engage with us quickly We believe our proposal represents a “Superior Proposal” as defined in the current merger agreement with Connecticut Water We are prepared to move expeditiously toward completing confirmatory due diligence and finalizing a definitive agreement 8 Next Steps

[LOGO]